Exhibit 99.5

PINNACLE ENTERTAINMENT, INC. ATTN: INVESTOR RELATIONS 3980 HOWARD HUGHES PARKWAY LAS VEGAS, NV 89169	Preliminary Proxy Material — Subject to Completion

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD] ([TBD] for 401K participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time [TBD] ([TBD] for 401K participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96744-TBD	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED	DETACH AND RETURN THIS PORTION ONLY

PINNACLE ENTERTAINMENT, INC.

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of July 20, 2015 (as it may be amended from time to time, the “merger agreement”), by and among Pinnacle Entertainment, Inc. (“Pinnacle”), Gaming and Leisure Properties, Inc. (“GLPI”) and Gold Merger Sub, LLC (“Merger Sub”), a wholly owned subsidiary of GLPI, pursuant to which Pinnacle will merge with and into Merger Sub (the “merger”) with Merger Sub surviving the merger as a wholly owned subsidiary of GLPI and each outstanding share of Pinnacle common stock will be converted into the right to receive 0.85 shares, par value $0.01 per share, of common stock of GLPI, together with cash in lieu of fractional shares, if any, pursuant to the merger agreement;						☐	☐	☐

2.	To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Pinnacle’s named executive officers that is based on or otherwise related to the proposed merger; and						☐	☐	☐

3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here. (see reverse for instructions)				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Preliminary Proxy Material — Subject to Completion

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

Preliminary Proxy Material — Subject to Completion	M96745-TBD

PINNACLE ENTERTAINMENT, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [TBD]

The undersigned hereby appoints Anthony M. Sanfilippo, Carlos A. Ruisanchez and John A. Godfrey, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other matters as may properly come before the meeting, all of the shares of Common Stock of Pinnacle Entertainment, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at [TBD] Pacific Time, on [TBD], at Pinnacle’s Corporate Offices, 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS LISTED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE SUCH SHARES AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE